EXHIBIT 99.1

Contacts:

Jack M. Swig
MFIC Corporation
Tel. 617-969-5452
E-mail: info@mfics.com

Sarah Cavanaugh
MacDougall Biomedical Communications
Tel. 781-235-3060
E-mail: scavanaugh@macbiocom.com

                FOR IMMEDIATE RELEASE

MFIC Corporation Announces Retirement of Robert Bruno

NEWTON, MA, March 18, 2008—MFIC Corporation (OTCBB: MFIC) today announced that Robert Bruno will retire from his position as President and Chief Operating Officer effective, June 30, 2008.

Mr. Bruno, a licensed Professional Engineer and a graduate of Northeastern University with an advanced degree in Mechanical Engineering, joined MFIC Corporation in March of 1996 as Vice President of Sales and Marketing of its Microfluidics operating subsidiary. He was promoted to President and Chief Operating Officer of both Microfluidics and MFIC in March 2001. Over the last twelve years, Mr. Bruno worked to grow the Company’s business through product innovation, the expansion of a global sales network and the establishment of highly effective engineering and manufacturing organizations. Mr. Bruno spearheaded the development of the Company’s Microfluidizer® processor model M700 standardized “BioPharm” product line, which played a critical role in MFIC’s introduction and rapid growth in the biopharmaceutical markets. More recently, Mr. Bruno led the design and development of MFIC’s highly successful new product, the M-110P laboratory Microfluidizer processor. During his tenure, Mr. Bruno also oversaw the introduction of several key differentiating product features that established MFIC as a world leader in biopharmaceutical high shear fluid processing and which enabled the Company’s customers to meet worldwide regulatory requirements for the development and production of licensed pharmaceutical products.

“It has been a pleasure working with Bob as he has made significant contributions to the development of our business, our product portfolio and the overall organization,” stated Michael C. Ferrara, Chief Executive Officer of MFIC. “We appreciate his dedication over the years and wish him all the best in his retirement.”

“I’m proud to have played a role in the growth of MFIC and to have been associated with such a great team of dedicated employees,” said Mr. Bruno. “While I am happy to be retiring, I am highly confident in the future of MFIC and look forward to monitoring its continued success.”

About MFIC Corporation:

MFIC Corporation, through its Microfluidics Division, designs, manufactures and distributes proprietary high performance Microfluidizer® materials processing and formulation equipment to the biotechnology, pharmaceutical, chemical, cosmetics/personal care, and food industries. MFIC applies its more than 20 years of high pressure processing experience to produce the most uniform and smallest liquid and suspended solid particles available, and has provided manufacturing systems for nanoparticle products for more than 15 years.

The Company is a leader in advanced materials processing equipment for laboratory, pilot scale and manufacturing applications, offering innovative technology and comprehensive solutions for nanoparticles and other materials processing and production. More than 3,000 systems are in use and afford significant competitive and economic advantages to MFIC equipment customers.

Forward Looking Statement:

Management believes that this release contains forward-looking statements that are subject to certain risks and uncertainties including statements relating to the Company’s plan to attain and/or increase operating profitability and/or to achieve net profitability.  Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties that could cause actual results achieved by the Company to differ materially from those described in the forward-looking statements.  The Company cautions investors that there can be no assurance that the actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including but not limited to the following risks and uncertainties: (i) whether the performance advantages of the Company’s Microfluidizer® materials processing equipment will be realized commercially or that a commercial market for the equipment will continue to develop, (ii)

whether the performance advantages of the Company’s Microfluidics Reaction Technology and systems for nanoparticle production systems will be realized commercially, (iii) whether the Company will be able to increase its market penetration and market share, (iv) whether the timing of orders will significantly affect quarterly revenues and resulting net income results for particular quarters which may cause increased volatility in the Company’s stock price, and (v) whether the Company will have access to sufficient working capital through continued and improving cash flow from sales, and ongoing borrowing availability, the latter being subject to the Company’s ability to comply with the covenants and terms of its loan agreement with its senior lender.